As filed with the Securities and Exchange Commission on August 23, 2012

Registration No. 333-155640

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Cornerstone Core Properties REIT, Inc.

(Exact name of registrant as specified in its charter)

1920 Main Street, Suite 400

Irvine, California 92614

(949) 852-1007

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Terry G. Roussel

Chief Executive Officer

Cornerstone Core Properties REIT, Inc.

1920 Main Street, Suite 400

Irvine, California 92614

(949) 852-1007

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

DLA Piper US LLP

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

This Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (Registration No. 333-144414) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES

In accordance with the undertaking of Cornerstone Core Properties REIT, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-155640) declared effective June 10, 2009 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 3 to the Registration Statement to deregister 55,827,189 shares of its common stock that remain unsold under the Registration Statement.

Pursuant to this Registration Statement, the Company registered 77,350,000 shares of common stock, with up to 56,250,000 shares intended to be sold in its primary offering and up to 21,100,000 shares intended to be sold under its distribution reinvestment plan. The Company ceased offering shares of common stock in its primary offering on November 23, 2010 at which time it had sold 422,811 shares of its common stock in the primary offering for aggregate gross primary offering proceeds of $3,352,116. In accordance with Rule 415(a)(5) the primary offering was terminated on June 10, 2012 with 55,827,189 shares remaining unsold. By filing this Post-Effective Amendment No. 3 to the Registration Statement, the Company hereby deregisters the 55,827,189 shares of its common stock that remain unsold under the Registration Statement which are not intended to be sold under the Company’s distribution reinvestment plan.

As of November 15, 2010, which was the latest date on which the Company sold shares under its distribution reinvestment plan, the Company had sold 1,185,719 shares under its distribution reinvestment plan for gross proceeds of $9,011,463 and there were 19,914,281 shares remaining to be sold under the plan. From time to time, the Company may continue to offer the distribution reinvestment plan shares registered on this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 23, 2012.

CORNERSTONE CORE PROPERTIES REIT, INC.

By:	/s/ Terry G. Roussel
Terry G. Roussel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ Terry G. Roussel	Chief Executive Officer and Director	August 23, 2012
	Terry G. Roussel	(Principal Executive Officer)

	/s/ Timothy C. Collins	Interim Chief Financial Officer and Treasurer	August 23, 2012
	Timothy C. Collins	(Principal Financial and Accounting Officer)

	*	Director	August 23, 2012
Paul Danchik

	*	Director	August 23, 2012
Daniel L. Johnson

*By:	/s/ Terry G. Roussel
Terry G. Roussel
Attorney-in-Fact